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Exhibit 23.6

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 of our report dated January 21, 2003 relating to the financial statements of Elgin Riverboat Resort—Riverboat Casino, which appears in Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K of Mandalay Resort Group for the year ended January 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
Chicago, Illinois September 2, 2003

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  Exhibit 23.6
CONSENT OF INDEPENDENT ACCOUNTANTS